                                                                   Exhibit 10.14

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT is made and entered into as of May 27, 2001, (the "Execution Date") by and between HEURISTIC PHYSICS LABORATORIES, INC., a California corporation ("Borrower") and Adam Kablanian, a California resident ("Lender").


                                    RECITALS

         A. Borrower and Applied Materials, Inc. ("AMAT") have entered into that certain Secured Convertible Debenture, dated as of February 15, 2000 (as may from time to time be modified, amended, supplemented, restated or superseded, the "Debenture").

         B. Borrower wishes to borrow from Lender $1,500,000 (the "Loan") in the event that AMAT declares outstanding all the Obligations (as defined in the Debenture) due to an Event of Default (as defined in the Debenture) and demands repayment of the Debenture (a "Demand").

         C. Lender is willing to provide the Loan (as defined below) to Borrower if AMAT makes a Demand subject to certain terms and conditions.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the parties agree as follows:

                                    AGREEMENT

         1. THE LOAN. Subject to all of the terms and conditions of this Agreement, Lender agrees to lend Borrower $1,500,000 (the "Loan") promptly after receipt of a written notice from Borrower of the occurrence of a Demand.

         2. THE COMMITMENT FEE. Upon the execution of this Agreement by the parties hereto, Borrower shall pay Lender a fee of $1,000 for the Lender's commitment to make the Loan.

         3. TERMINATION OF LENDER'S OBLIGATION TO MAKE LOAN. The Lender's obligation to make the Loan upon a Demand shall terminate (i) if the Borrower or Borrower's parent raises $5 million in equity or debt financing, or (ii) one year from the Execution Date, whichever occurs first.

         4. THE NOTE. The Loan will be evidenced by a Promissory Note of Borrower (the "Note") in the form attached hereto as EXHIBIT A.

         5. INTEREST. The amount advanced by Lender under the Note shall bear simple interest at the annual rate of 8.0%. Interest on the amount advanced by Lender shall be payable quarterly in arrears on the first business day of each fiscal quarter of Borrower.

         6. PAYMENTS. All outstanding principal of the Note shall be due and payable on the date which is twelve months after date of issuance of the Note. Borrower may prepay the Note, without premium or penalty, in whole at any time or from time to time in part, with accrued interest to the date of such prepayment on the amount prepaid.

         7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

             (a) Borrower has been duly incorporated and is validly existing in good standing under the laws of the State of California.

             (b) Borrower has the corporate power and authority to enter into and perform this Agreement and the Note (collectively, the "Documents") and to execute all documents and perform all other acts as may be necessary to perform all of Borrower's obligations under the Documents.

             (c) Each of the Documents has been duly authorized by all necessary corporate action on the part of Borrower and this Agreement has been duly executed and delivered by Borrower.

             (d) This Agreement is, and the Note will be upon execution, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

             (e) The consummation of the transactions contemplated by the Documents does not and will not violate any statute, law, ordinance or regulation.

         8. NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by courier guaranteeing delivery within the next two days, or by telecopier, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 8:

                           If to Borrower:

                           Heuristic Physics Laboratories, Inc.
                           2033 Gateway Place
                           San Jose, California 95110
                           Attention:  David Lepejian, President
                           Telephone (408) 501-9235
                           Facsimile: (408) 501-9240

                           If to Lender:

                           Adam Kablanian
                           1633 Deluca Dr.
                           San Jose, CA 95131
                           Telephone: (408) 441-1321

Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, on the second day after the sending thereof, if by courier, and when transmission is acknowledged, if telecopied (except that a notice of change of address for receipt of notice under this Section 8 shall not itself be deemed to have been given until actually received by the addressee).

         9. EXPENSES. Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable fees and out-of-pocket expenses of counsel, incurred by Lender in connection with the enforcement and protection of its rights hereunder, including the protection of its rights in any bankruptcy, reorganization, liquidation or insolvency proceeding of Borrower.

         10. INTERPRETATION. The headings used in the Documents are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provisions of the Documents. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context in which they are used may require. In the event any claim is made relating to any conflict, omission or ambiguity in the Documents, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that the Documents were prepared by or at the request of a particular party or its counsel.

         11. GOVERNING LAW. The Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its principles of conflicts of law. The parties agree to the exclusive jurisdiction and hereby irrevocably waive objection as to the jurisdiction and venue of the state and federal courts situated in San Jose, California.

         12. SURVIVAL. All agreements, representations and warranties made in the Documents shall survive the execution and delivery of the Documents and shall continue until the Note and all obligations of Borrower under the Documents have been paid and performed in full.

         13. BINDING EFFECT. The provisions of the Documents shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

         14. ASSIGNMENT. This Agreement and any rights hereunder may not be assigned by Borrower without the prior written consent of Lender.

         15. AMENDMENT AND WAIVER. The Documents may be amended, modified or supplemented only by a writing executed by each of the parties. Any party may waive any provision of the Documents to the extent such provision is for the benefit of the waiving party; PROVIDED, HOWEVER, that such waiver must be in writing. No action taken pursuant to the Documents, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by that party of its or any other party's compliance with any provision of the Documents. No waiver by any party of a breach of, or noncompliance with, any provision of the Documents shall be construed as a waiver of any subsequent or different breach or noncompliance, and no forbearance by a party to seek a remedy for breach or noncompliance by another party shall be construed as a waiver of any right or remedy with respect to such breach or noncompliance.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.


              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.


                                           BORROWER:

                                           HEURISTIC PHYSICS LABORATORIES, INC.
                                           a California corporation


                                           By: /s/ DAVID LEPEJIAN
                                               ---------------------------------
                                               Name:  David Lepejian
                                               Title: President and CFO



                                           LENDER:

                                           /s/ ADAM KABLANIAN
                                           -------------------------------------
                                           ADAM KABLANIAN, a California resident

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE


$1,500,000.00                                               San Jose, California
                                                             _____________, 2001

         FOR VALUE RECEIVED, HEURISTIC PHYSICS LABORATORIES, INC., a California corporation ("Borrower"), hereby promises to pay to Adam Kablanian, a California resident ("Lender"), or order, the principal sum of One Million Five Hundred Thousand Dollars and No Cents ($1,500,000.00), on ____________, 200_, [TWELVE
MONTHS FROM THE DATE OF ISSUANCE OF THIS NOTE] (the "Due Date") and to pay simple interest on the unpaid principal balance hereof on the Due Date at the rate of 8.0% per annum. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. Interest on the outstanding principal amount of this Note shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year. All payments under this Note shall be made in lawful currency of the United States of America at [LENDER'S ADDRESS].

         Borrower may prepay this Note, without premium or penalty, in whole at any time or from time to time in part, with accrued interest to the date of such prepayment on the amount prepaid.

         Borrower waives diligence, presentment, protest and notice of protest, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment under it, may be extended and any security may be accepted, released or substituted by the holder from time to time without in any way affecting the liability of Borrower.

         This Note is issued pursuant to a Loan Agreement, dated as of May 29, 2001, between Borrower and Lender (the "Loan Agreement"). The holder of this
Note is entitled to the benefits of the terms and conditions of the Loan Agreement. Upon the occurrence of any Event of Default, as defined below, the entire principal unpaid balance and accrued interest shall immediately become due and payable without diligence, demand, presentment, protest or notice of any kind.

         The occurrence of any of the following shall, at the option of Lender, constitute an event of default (each an "Event of Default") under this Note: (1) Borrower fails to pay any portion of the Loan under this Note, whether of principal or interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) when due and payable or when declared due and payable; or (2) Borrower's material failure to comply with any of the material provisions, conditions, covenants, or agreements in, or the material incorrectness of any material representation or warranty contained in, the Loan Agreement or this Note; provided, however, that no

Event of Default shall occur under clause (2) unless Lender shall have given Borrower notice of the default, and allowed Borrower to cure such default within ten (10) business days of having received such notice. If Borrower fails to cure the default within said 10-day period, Lender may proceed with its rights and remedies under this Note.

         Borrower agrees to reimburse the holder of this Note for all costs of collection or enforcement of this Note including, but not limited to, reasonable attorneys' fees, incurred by the holder.

         This Note shall be governed by and construed in accordance with the laws, without regards to the laws as to choice or conflict of laws, of the State of California.

         EXECUTED at San Jose, California.



                                           HEURISTIC PHYSICS LABORATORIES, INC.,
                                           a California corporation


                                           By: _________________________________
                                               Name:
                                               Title: